                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                               ZAPME! CORPORATION
                                       TO

                         GILAT SATELLITE NETWORKS LTD.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 14, 2000, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Equiserve Trust Company, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase as defined below). This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                         EQUISERVE TRUST COMPANY, N.A.

              BY MAIL:                         BY OVERNIGHT COURIER:                        BY HAND:
           EquiServe, N.A.                        EquiServe, N.A.                      Securities Transfer
            P.O. Box 9573                       40 Campanelli Drive                   & Reporting Services
        Boston, MA 02205-9573                   Braintree, MA 02184                    c/o Equiserve, N.A.
                                                                                    100 William St. Galleria
                                                                                       New York, NY 10038

     BY FACSIMILE TRANSMISSION:                  FOR INFORMATION:                FOR CONFIRMATION BY TELEPHONE:
  (For Eligible Institutions Only)                (781) 575-3400                         1-800-575-4816
           (781) 575-4826

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Gilat Satellite Networks Ltd., an Israeli corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 17, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Shares"), of ZapMe! Corporation, a Delaware corporation (the "Company"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered: ----------------------
Certificate No(s) (if available):

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[ ] Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

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Account No.:
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Dated: --------, 2000
SIGN HERE
Name(s) of Record Holder(s)

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                                 (Please Print)

Address(es):

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                                            (Zip Code)

Area Code and Telephone No(s):

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Signature(s):

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal or, in the case of Shares held in book-entry form through the Company's Shareholder Services Program, an Agent's Message (as defined in the Offer to Purchase), in each case, properly completed and duly executed, with any required signature guarantees and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

Name of Firm: ----------------------------------------

Address:
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                                              Zip Code

Area Code and
Telephone Number: ------------------------------------

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                             (Authorized Signature)

Title: -----------------------------------------------

Name:
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                             (Please type or print)

Date:
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.